Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Equity Incentive Plan of Kronos Incorporated for the registration of 1,000,000 shares of its common stock, of our report dated October 25, 2000 with respect to the consolidated financial statements of Kronos Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
April 19, 2001